Execution Version

7,500,000 Shares

THE CUSHING MLP TOTAL RETURN FUND

Common Shares of Beneficial Interest, $0.001 par value per Share

UNDERWRITING AGREEMENT

July 14, 2010

July 14, 2010

Ladenburg Thalmann & Co. Inc.
As Representative of the several
Underwriters named in Schedule I attached hereto,
c/o Ladenburg Thalmann & Co. Inc.
520 Madison, 9th Floor
New York, New York 10022

Ladies and Gentlemen:

The Cushing MLP Total Return Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 7,500,000 common shares of beneficial interest, $0.001 par value per share (the “Firm Shares”).  The Fund also proposes to issue and sell to the several Underwriters not more than an additional 1,125,000 common shares of beneficial interest, $0.001 par value per share (the “Additional Shares”) if and to the extent that Landenburg Thalmann & Co. Inc., as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares of beneficial interest, $0.001 par value per share, of the Fund are hereinafter referred to as the “Common Shares.”

Swank Energy Income Advisors, LP, a Texas limited partnership (the “Investment Adviser”) acts as the Fund’s investment adviser pursuant to an Investment Management Agreement between the Investment Adviser and the Fund (the “Investment Management Agreement”).

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”) are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A of registration of the Fund as an investment company (the “Notification”) and a registration statement on Form N-2 (File Nos. 333-154880 and 811-22072) (the “Original Registration Statement”), which became effective on February 6, 2009, including a base prospectus dated February 9, 2009, filed in accordance with the provisions of paragraph (c) of Rule 497 (“Rule 497”) of the Rules and Regulations (the “Base Prospectus”), with respect to the Shares. Promptly after execution and delivery of this Agreement the Fund will prepare and file a post-effective amendment in accordance with Rule 462(d) and a prospectus supplement in accordance with the provisions of Rule 430A (“Rule 430A”) and paragraph (c) and/or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations.  The information included in any such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be a part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus supplement that omitted the Rule 430A Information that was used in this offering after the effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement together with the Base Prospectus is herein called a “Preliminary Prospectus.”  Except where the context otherwise requires, the Original Registration Statement, as amended at the time it became effective, including the amendments thereto, the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Shares, as filed pursuant to Rule 497, together with the Base Prospectus is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used with the written consent of the Fund in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”).  “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the information set forth on Schedule III hereto (which information the Underwriters have informed the Fund is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the offering).  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

“Applicable Time” means 9:30 a.m. (Eastern Time) on July 14, 2010 or such other time as agreed by the Fund and the Representative.

1.           Representations and Warranties of the Fund.  The Fund represents and warrants to each of the Underwriters as of the date hereof as follows:

(a)             The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act has been received by the Fund; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission.  Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  If a Rule 462(d) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 of the Rules and Regulations relating to the payment of filing fees thereof.  At the time of filing the Registration Statement, any 462(d) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b)           At the respective times the Registration Statement, any Rule 462(d) Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date, as hereinafter defined (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement, the Rule 462(d) Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Fund by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c)           The Fund has been duly formed, is in good standing and has a legal existence as a statutory trust  under the laws of the State of Delaware.  The Fund has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund.  The Fund has no subsidiaries.

(d)           The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission.

(e)           No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Fund, based on information provided to the Fund by trustees of the Fund, no trustee of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(f)           Each of this Agreement and the Investment Management Agreement, the Fund Administration Servicing Agreement between U.S. Bancorp Fund Services, LLC, as administrator (the “Administrator”), and the Fund (the “Administration Agreement”), the Fund Accounting Servicing Agreement between U.S. Bancorp Fund Services, LLC, as fund accountant, and the Fund (the “Fund Accounting Agreement”), the Custody Agreement between U.S. Bank National Association, as custodian (the “Custodian”) and the Fund (the “Custodian Agreement”), and the Transfer Agency and Service Agreement among Computershare Trust Company, N.A., as transfer agent, registrar, and administrator of the Fund’s dividend reinvestment plan (the “Transfer Agent”), Computershare Inc., as dividend disbursing agent, and the Fund (the “Transfer Agency Agreement”) ( the Investment Management Agreement, the Administration Agreement, the Fund Accounting Agreement, the Custodian Agreement and the Transfer Agency Agreement being referred to herein collectively as the “Fund Agreements”) has been duly authorized, executed and delivered by the Fund. Each Fund Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations.  The Fund has adopted the Dividend Reinvestment Plan (the “Plan”).  Each Fund Agreement (assuming the due and valid authorization, execution and delivery by the other parties thereto) is a valid and binding agreement of the Fund, enforceable in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Management Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(g)           None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and each Fund Agreement, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene (x) the Agreement and Declaration of Trust of the Fund, (y) any agreement or other instrument binding upon the Fund that is material to the Fund, or (z) any law applicable to the Fund or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of Shares by the Underwriters pursuant to this Agreement; except, with respect to clause (x) or (y), any contravention which would have neither (i) a material adverse effect on the Fund or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(h)          No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Fund prior to the Closing Date for the performance by the Fund of its obligations under this Agreement or the  Fund Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would have neither (i) a material adverse effect on the Fund or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement.

(i)           The authorized, issued and outstanding capital stock of the Fund conforms in all material respects to the description thereof under the heading “Description of Shares” in each of the Time of Sale Prospectus and the Prospectus, and the Agreement and Declaration of Trust of the Fund, the Fund Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)           The Agreement and Declaration of Trust of the Fund, the Fund Agreements and the Plan comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Trustees have been obtained and are in full force and effect.

(k)           The Fund Agreements  and the Plan are in full force and effect and neither the Fund nor, to the knowledge of the Fund, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Fund thereunder, and the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a material adverse effect on the Fund.

(l)           The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  None of the outstanding Common Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(m)         The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.  The Shares conform in all material respects to the description thereof under the heading “Description of Shares” contained in the Time of Sale Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(n)           The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.  The Fund’s Registration Statement on Form 8-A under the Exchange Act is effective.

(o)           There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(p)           There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Fund, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(q)           The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund.

(r)            Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(s)           The statement of assets and liabilities included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes to such statements, presents fairly the financial position of the Fund as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles.  Deloitte & Touche LLP, whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(t)           There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(u)          No public advertisements, sales literature or other promotional material (excluding “road show slides” and “road show scripts”) were authorized or prepared by the Fund for use in connection with the public offering of the Shares, other than any Omitting Prospectus, if any, identified on Schedule II hereto (collectively, “sales material”).  No “road show slides” or “road show scripts” were authorized or prepared by the Fund for use in connection with the public offering of the Shares, other than the Cushing MLP Total Return Fund Road Show Presentation, dated July 13, 2010.  The sales material complied and will comply with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA.  The sales material and the Cushing MLP Total Return Fund Road Show Presentation, dated July 13, 2010, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)           There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(w)          The expense summary information set forth in the Time of Sale Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(x)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)           The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.

(z)           The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Investment Company Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(aa)         Neither the Fund nor, to the knowledge of the Fund, any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(bb)        The historical financial statements of the Fund included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the dates and for the periods indicated and have been prepared in conformity with GAAP.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included or incorporated by reference in the Registration Statement.

(cc)         Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate.

(dd)        There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act, the Investment Company Act or by the Rules and Regulations which have not been so described and filed as required.

2.           Representations and Warranties of the Investment Adviser.  The Investment Adviser represents and warrants to and agrees with each of the Underwriters as of the date hereof as follows:

(a)           The Investment Adviser has been duly organized, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Adviser.  The Investment Adviser has no subsidiaries.

(b)           The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Fund as contemplated by the Time of Sale Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)           Each of this Agreement and the Investment Management Agreement, has been duly authorized, executed and delivered by the Investment Adviser and each of this Agreement and the Investment Management Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations.  Each of this Agreement and the Investment Management Agreement (assuming the due and valid authorization, execution and delivery by the other parties thereto) is a valid and binding agreement of the Investment Adviser, enforceable in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law, and (b) with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)           The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under this Agreement and the Investment Management Agreement will not contravene (x) the limited partnership agreement of the Investment Adviser, (y) any agreement or other instrument binding upon the Investment adviser that is material to the Investment Adviser, or (z) any law applicable to the Investment Adviser or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment, whether foreign or domestic, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of Shares by the Underwriters pursuant to this Agreement; except, with respect to clause (x) or (y), any contravention which would not have a material adverse effect on the Investment Adviser; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(e)           No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Investment Adviser of its obligations under this Agreement and the Investment Management Agreement, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would not have a material adverse effect on  the Investment Adviser.

(f)            There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, threatened to which the Investment Adviser is a party or to which any of the properties of the Investment Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Investment Adviser, or on the power or ability of the Investment Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents of the Investment Adviser that are required to be described in the Registration Statement or the Prospectus that are not described as required.

(g)           The Investment Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Investment Adviser.

(h)           The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by this Agreement and the Investment Management Agreement.

(i)            The Investment Management Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Management Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(j)            All information furnished by the Investment Adviser for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the “Investment Adviser Information”) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(k)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Investment Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

3.           Agreements to Sell and Purchase.  The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $7.68 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,125,000 Additional Shares at the Purchase Price.  The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Fund hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Fund issues an earnings release or material news or a material event relating to the Fund occurs; or (2) prior to the expiration of the 60-day restricted period, the Fund announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Fund, as the case may be, unless the Representative waives, in writing, such extension.  The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan.

4.           Terms of Public Offering.  The Fund and the Investment Adviser understand that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered.  The Fund and the Investment Adviser further understand that the Shares are to be offered to the public initially at $8.08 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $0.24 a share under the Public Offering Price.

5.           Payment and Delivery.  Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on July 19, 2010, or at such other time on the same or such other date, not later than 10 business days after the Closing Date, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.           Conditions to the Underwriters’ Obligations.  The respective obligations of the Fund and the Investment Adviser and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement, including any Rule 462(d) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the Investment Company Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund or the Investment Adviser, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Fund, to the effect that the representations and warranties of the Fund contained in this Agreement are true and correct as of the Closing Date and that the Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon his or her knowledge as to proceedings threatened.

(c)           Each of the Investment Adviser and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, dated the Closing Date, satisfactory to you and your counsel in form and substance, to the effect set forth in Exhibit A hereto.

(e)           The Underwriters shall have received on the Closing Date an opinion of John Alban, Chief Financial Officer of the Investment Adviser, dated the Closing Date, satisfactory to you and your counsel in form and substance, to the effect set forth in Exhibit B hereto.

(f)           The Underwriters shall have received on the Closing Date the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Mr. John Alban described in Section 6(d) and Section 6(e) above, shall be rendered to the Underwriters at the request of the Fund and the Investment Adviser, as applicable, and shall so state therein.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)           All filings, applications and proceedings taken by the Fund and the Investment Adviser in connection with the registration of the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

(i)            No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(j)            The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

(k)           The Fund shall have obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form requested by the Representative, of those individuals set forth on Schedule IV hereto.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and the Investment Adviser, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Skadden, Arps, Slate, Meagher & Flom LLP, Mr. John Alban and Vinson & Elkins L.L.P. to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7.           Covenants of the Fund and the Investment Adviser.  In further consideration of the agreements of the Underwriters herein contained, each of the Fund and the Investment Adviser covenants and agrees with the Underwriters as follows:

(a)           To notify you as soon as practicable, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Fund makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b)           To furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)           Before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)           To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(f)           The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(g)           The Fund and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(h)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(i)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(j)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the Fund and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.           Indemnity and Contribution.   (a)  (i) The Fund agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through the Representative expressly for use therein.

(ii)           The Investment Adviser agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in Investment Adviser Information contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission in the Investment Adviser Information to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund or the Investment Adviser in writing by such Underwriter through the Representative expressly for use therein.  The Investment Adviser will not be liable to any such indemnified party in any such case except to the extent that the Fund has failed to indemnify and hold harmless such indemnified party pursuant to paragraph (a)(i) in respect of such losses, claims, damages or liabilities after such indemnified party has made a claim of the Fund.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Investment Adviser, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or the Investment Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund and the Investment Adviser to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriters within the meaning of Section 405 under the Securities Act, (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for the Fund, its partners, directors, trustees, managers, members and shareholders, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for the Investment Adviser, its partners, directors, trustees, managers, members and shareholders, as the case may be, and each person, if any, who controls the Investment Adviser within the meaning of either such Section, and that all such fees and expenses reasonably incurred shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative.  In the case of any such separate firm for the Fund, and such partners, directors, trustees, managers, members and shareholders, officers and control persons of the Fund, such firm shall be designated in writing by the Fund.  In the case of any such separate firm for the Investment Adviser, and such partners, directors, trustees, managers, members and shareholders and control persons of the Investment Adviser, such firm shall be designated in writing by the Investment Adviser.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Fund, the Investment Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and the Investment Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Investment Adviser, its officers, directors, partners or any person controlling the Investment Adviser or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

(g)           No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex LLC, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.         Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund.  In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Investment Adviser to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Investment Adviser shall be unable to perform its obligations under this Agreement, the Fund and the Investment Adviser, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket accountable expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.         Entire Agreement.  (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Investment Adviser and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Fund and the Investment Adviser acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Adviser or any other person, (ii) the Underwriters owe the Fund and the Investment Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Investment Adviser.  The Fund and the Investment Adviser waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.         Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.         Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Ladenburg Thalmann & Co. Inc., 520 Madison, 9th Floor, New York, New York 10022, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Fund, shall be delivered, mailed or sent to The Cushing MLP Total Return Fund, 3300 Oak Lawn Avenue, Suite 650, Dallas, Texas 75219; and if to the Investment Adviser, shall be delivered, mailed or sent to Swank Energy Income Advisors, LP, 3300 Oak Lawn Avenue, Suite 650, Dallas, Texas 75219.

[Signature page follows.]

Very truly yours,

THE CUSHING MLP TOTAL RETURN FUND

By:
Title:

SWANK ENERGY INCOME ADVISORS, LP

By:
Title:

Accepted as of the date hereof

Ladenburg Thalmann & Co. Inc.

Acting on behalf of itself and
the several Underwriters named in
Schedule I hereto

By:    Ladenburg Thalmann & Co. Inc.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Ladenburg Thalmann & Co. Inc.	3,200,000
Maxim Group LLC	1,500,000
Wunderlich Securities, Inc.	1,050,000
Stone & Youngberg LLC	950,000
National Securities Corporation	600,000
Boenning and Scattergood Inc.	200,000
7,500,000

I

SCHEDULE II

Omitting Prospectuses

1.	Press release dated July 14, 2010.

II

SCHEDULE III

Pricing Information

1.	Price per Share to the Public: $8.08

2.	Number of Shares Sold: 7,500,000

3.	Proceeds to the Fund: $57,570,000

III

SCHEDULE IV

Jerry V. Swank

Brian R. Bruce

Ronald P. Trout

Edward N. McMillan

John Alban

Daniel L. Spears

IV

EXHIBIT A

OPINION OF COUNSEL TO THE FUND

A.
The Fund has been formed and is in good standing and has a legal existence as a statutory trust under the Delaware Statutory Trust Act and is qualified as a foreign corporation, as required, under the laws of each jurisdiction identified to us in the Officer’s Certificate where the Fund owns or leases real property or conducts material operations.

B.
The Fund has the necessary power and authority under the Delaware Statutory Trust Act as a statutory trust to own its property and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute, deliver and perform all of its obligations under the Underwriting Agreement.  The execution and delivery by the Fund of the Underwriting Agreement and the consummation by the Fund of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Fund under the Delaware Statutory Trust Act.  The Underwriting Agreement has been duly executed and delivered by the Fund under the Applicable Laws of the State of Delaware.

C.
The execution and delivery by the Fund of the Underwriting Agreement and the performance by the Fund of its obligations under the Underwriting Agreement (including the issuance and sale of the Shares), in accordance with its terms, do not (i) conflict with the Declaration or By-Laws of the Fund, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) cause the creation of any security interest or lien upon any of the property of the Fund pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by the Fund of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Fund.

D.
Neither the execution, delivery or performance by the Fund of its obligations under the Underwriting Agreement (including the issuance and sale of the Shares) nor the compliance by the Fund with the terms and provisions thereof will contravene any provision of Applicable Law or the 1940 Act or the 1940 Act Rules and Regulations in any material respect.

E.
No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution, delivery or performance of the Underwriting Agreement (including the issuance and sale of the Shares).

F.
Neither the execution, delivery or performance by the Fund of its obligations under the Underwriting Agreement nor compliance by the Fund with the terms and provisions thereof will contravene any Applicable Order.

G.	The Fund is registered with the Commission pursuant to Section 8 of the 1940 Act as a non-diversified, closed-end management investment company.

H.
The Fund has an authorized capitalization as set forth in the Prospectus; the Shares have been duly authorized by all necessary action of the Fund under the Delaware Statutory Trust Act and, when issued to and paid for pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable; the Share Certificate complies in all material respects with the applicable requirements of the Declaration of Trust, the By-Laws and the Delaware Statutory Trust Act, in each case as in effect on the date hereof.  In rendering the opinion set forth in this paragraph H, we have assumed that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

I.	The Common Shares issued pursuant to the Registration Statement and outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

J.
No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any Shares under any Applicable Contract, under the Declaration of Trust or the By-Laws or under the Delaware Statutory Trust Act.

K.
The statements set forth under the heading “Description of Shares” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares or the Declaration of Trust, fairly summarize such provisions in all material respects.

L.
To our knowledge, there are no legal or governmental proceedings pending to which the Fund is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 that are not so disclosed.

M.	To our knowledge, no notice from the Commission pursuant to Section 8(e) of the 1940 Act has been received by the Fund.

Tax Opinion

Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Base Prospectus under the heading “Tax Matters,” as supplemented by the Prospectus Supplement, does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Shares pursuant to the Prospectus, subject to the qualifications set forth in such discussion.

Negative Assurance

We have been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Fund, the Investment Adviser, representatives of the independent registered public accounting firm of the Fund and Representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Time of Sale Prospectus and related matters were discussed.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act and the General Rules and Regulations under the 1940 Act  (except that in each case we do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Time of Sale Prospectus, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).

EXHIBIT B

OPINION OF THE INVESTMENT ADVISER

1.
The Investment Adviser is validly existing as a limited partnership under the laws of Texas, and the Investment Adviser is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Adviser’s ability to provide services to the Trust as contemplated by the Investment Management Agreement or the Underwriting Agreement.

2.
The Investment Adviser has all necessary power and authority to enter into the Underwriting Agreement and the Investment Management Agreement; the Underwriting Agreement and the Investment Management Agreement have been duly authorized, executed and delivered by the Adviser, and the Investment Management Agreement is a valid and legally binding agreement of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law, and (b) with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

3.
The Investment Adviser is duly registered with the SEC as an investment adviser pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act), and to my knowledge, no order of suspension or revocation of such registration has been issued by the SEC or proceedings therefor initiated by the SEC.

4.
Neither the execution, delivery or performance of the Underwriting Agreement or the Investment Management Agreement by the Investment Adviser, nor the consummation by the Investment Adviser of the transactions contemplated thereby, (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under the limited partnership agreement of the Investment Adviser, (B) violates or will violate or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease, mortgage, deed of trust or other instrument to which the Investment Adviser is a party or by which it or any of its properties is bound or (C) results in any material violation of any applicable laws of the States of Texas, the 1940 Act, the Advisers Act or any regulation or judgment, injunction, order or decree applicable to the Adviser or any of its properties.

5.
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or court or other tribunal of the State of Texas is necessary for the due execution and delivery of the Underwriting Agreement or the Investment Management Agreement by the Investment Adviser or the consummation by the Investment Adviser of the transactions contemplated thereby except for (i) routine filings necessary in connection with the conduct of the Investment Adviser’s business, (ii) such as have already been obtained under the 1933 Act, the 1940 Act, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations, the rules and regulations of the New York Stock Exchange, (iii) filings required under Federal and state securities laws as necessary to maintain effective registration on the part of the Company and (iv) filings required to maintain corporate and similar standing and existence.